UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2011

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 20, 2011, McElroy Coal Company, a subsidiary of CONSOL Energy Inc. (the “Company”) and the operator of the Company’s McElroy mine (the “McElroy Mine”) located in Marshall County, West Virginia, received an imminent danger order (the “Order”) from the Mine Safety and Health Administration (“MSHA”) with respect to the McElroy Mine under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). Imminent danger orders are generally issued by MSHA under the Mine Act in situations in which MSHA determines that an imminent danger exists and result in orders of immediate withdrawal from the area of the mine affected by the condition.

The Order described a methane accumulation at the McElroy Mine. In response to the Order, all personnel were withdrawn from the affected areas. The air volume was then increased in the affected areas, bringing the methane content in those areas back to within acceptable levels. The Order was terminated within two hours of its issuance. No injuries resulted from the condition described in the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Senior Vice President and General Counsel

Dated: July 25, 2011